FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 4th day of May, 1999 (this "Amendment"), is made among ORION CAPITAL CORPORATION, a Delaware corporation (the "Borrower"), the banks and financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

     The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 8, 1998 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The Borrower has requested certain amendments to the Credit Agreement, and the Lenders have agreed to effect such amendments and waivers upon the terms and conditions set forth herein.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   AMENDMENTS

     1.1 No Material  Adverse  Change.  Section 4.10 of the Credit  Agreement is
hereby     amended    and    restated    in    its    entirety    as    follows:

     4.10 Material Adverse Change. There has been no Material Adverse Change since December 31, 1998, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change; provided, however, that an increase to the Borrower's reserves and the resultant pre-tax charge as of March 31, 1999 in an amount not to exceed $170,000,000 shall  not,  in and of  itself,  be  deemed  to be a  Material  Adverse  Change.

     1.2 Capitalization Ratio. Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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     6.1  Capitalization  Ratio. The Borrower will not permit the Capitalization
Ratio to be greater  than 0.35 to 1.0 as of the last day of any fiscal  quarter,
beginning  with  the  fiscal  quarter  ending   December  31,  1998.

     1.3 Combined Statutory Surplus. Section 6.2 of the Credit Agreement is hereby amended by (a) deleting the reference to "$650,000,000" and replacing it with "$600,000,000" (b) deleting the reference to "December 31, 1998" and replacing it with "December 31, 1999".

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

     2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                   ARTICLE III
                                 MISCELLANEOUS

     3.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     3.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

     3.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

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     3.4  Severability.  To the  extent  any  provision  of  this  Amendment  is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or
invalidity  and  only  in  any  such   jurisdiction,   without   prohibiting  or
invalidating  such  provision  in  any  other   jurisdiction  or  the  remaining
provisions of this  Amendment in any  jurisdiction.

     3.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     3.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     3.7 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. After execution and delivery by the parties hereto, this Amendment shall be deemed to be effective as of January 1, 1999.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by their duly authorized officers as of the date first above written.

                                     FIRST UNION NATIONAL BANK,
                                     as Administrative Agent and as Lender


                                     By:      _______________________________

                                     Title:   _______________________________

















                             [Signatures Continued]

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                                     ORION CAPITAL CORPORATION


                                     By:      _______________________________

                                     Title:   _______________________________




































                             [Signatures Continued]

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                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION


                                     By:      _______________________________

                                     Title:   _______________________________






































                             [Signatures Continued]




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                                     FLEET NATIONAL BANK


                                     By:      _______________________________

                                     Title:   _______________________________





































                             [Signatures Continued]

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                                     FIRST NATIONAL BANK OF CHICAGO


                                     By:      _______________________________

                                     Title:   _______________________________






































                             [Signatures Continued]




                                       8
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                                     MELLON BANK, N.A.


                                     By:      _______________________________

                                     Title:   _______________________________







































                             [Signatures Continued]

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

                                     STATE STREET BANK AND TRUST COMPANY


                                     By:      _______________________________

                                     Title:   _______________________________



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